Exhibit 99.1

Protara Therapeutics Announces Appointment of Jane Huang, M.D. to Board of Directors

NEW YORK, June 10, 2021 -- Protara Therapeutics, Inc. (Nasdaq: TARA), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases with significant unmet needs, today announced the appointment of Jane Huang, M.D. to its Board of Directors. Dr. Huang, an experienced biotech executive and proven leader throughout the development lifecycle of multiple oncology therapeutics globally, currently serves as Chief Medical Officer, Hematology at BeiGene, Ltd.

“It is a great privilege to welcome Dr. Huang to our Board of Directors,” said Jesse Shefferman, Chief Executive Officer of Protara Therapeutics. “As a proven industry leader with extensive oncology drug development experience, we believe Dr. Huang’s insights will be invaluable as we continue to advance TARA-002, our lead product candidate, for the treatment of both non-muscle invasive bladder cancer and lymphatic malformations.”

“It is a pleasure to join the Protara Board of Directors at such an exciting time in the Company’s evolution,” said Dr. Huang. “I look forward to working with the talented leadership team as they continue to execute on their mission of bringing transformative therapies to patients with cancer and rare diseases.”

At BeiGene, Dr. Huang oversees hematology drug development, and played a key role in the first approval of tislelizumab, BeiGene’s PD-1 inhibitor, and zanubrutinib, Beigene’s BTK inhibitor. Prior to joining BeiGene, Dr. Huang was the Vice President and Head of Development at Acerta Pharma, where she oversaw global clinical development of the BTK inhibitor acalabrutinib. Previously, she served as Group Medical Director at Genentech where she played a leading role in drug development programs for several molecules at all stages of development, including venetoclax and obinutuzumab. Dr. Huang also currently serves as a Clinical Assistant Professor (adjunct), Thoracic Oncology, at Stanford University.

Dr. Huang received her Bachelor of Science degree in Biological Sciences from Stanford University and her M.D. from University of Washington School of Medicine. She is board certified in hematology, oncology and internal medicine, and she completed her residency in Internal Medicine and fellowships in Hematology and Oncology at Stanford University.

About Protara Therapeutics, Inc.

Protara is committed to identifying and advancing transformative therapies for people with cancer and rare diseases with limited treatment options. Protara’s portfolio includes its lead program, TARA-002, an investigational cell-based therapy being developed for the treatment of non-muscle invasive bladder cancer and lymphatic malformations, and IV Choline Chloride, an investigational phospholipid substrate replacement therapy for the treatment of intestinal failure-associated liver disease. For more information, visit www.protaratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: Protara’s business strategy, Protara’s development plans for its product candidates and the contribution of Dr. Huang’s experience and past accomplishments in helping us achieve our strategic objectives, including the advancement of our programs. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include: risks that Protara’s sales, revenue, expense and other financial guidance may not be as expected, as well as risks and uncertainties associated with: Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; the impact of the COVID-19 pandemic on Protara’s business and the global economy; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; having to use cash in ways or on timing other than expected; the impact of market volatility on cash reserves; the loss of key members of management; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in Protara’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O’Malley
Protara Therapeutics
Justine.OMalley@protaratx.com
646-817-2836